EXHIBIT 23.1

871 Coronado Center Drive

Suite 110

Henderson, Nevada 89052

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2021 related to the consolidated financial statements of Marathon Digital Holdings, Inc. and subsidiaries (the “Company”) for the years ended December 31, 2020 and 2019.

We also consent to the reference to our firm under the heading of “experts” in such Prospectus.

RBSM LLP

Henderson, NV

August 19, 2021